UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 3, 2019

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NETE	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2019, Drew Freeman submitted his resignation, to be effective September 3, 2019, as Director of Net Element, Inc. (the “Company”), due to personal reasons and not over any disagreement with the Board of Directors or the Company’s management. Mr. Freeman has served on the Board of Directors of the Company since May 21, 2014. After his resignation, Mr. Freeman will, via his consulting company, serve the Company as a management advisory consultant through October 1, 2019.

Effective September 3, 2019, the Board of Directors of the Company appointed Mr. John Wiegand as a Director of the Company to fill the vacancy from Mr. Freeman’s resignation. John Wiegand, who is 62 years old, is an accomplished industry veteran with more than 20 years of experience in the merchant services and merchant lending industry. He is currently the President of Merchant Growth Capital, LLC (“MGC”), a small business and merchant-based finance lender. He previously founded and sold a credit card terminal leasing company to CIT in 2002, and was a founding director of Payment Express Systems, which was acquired in 2012 by Priority Payment Systems. Immediately prior to MGC, John was an officer and shareholder of Merchants Capital Access, LLC, which was acquired in 2014 by private equity firm Angelo, Gordon and Co. John is a CPA, and he earned his B.S. in Accounting degree in 1979 from St. Joseph’s University in Philadelphia and an MBA in Finance degree in 1982 from St. Joseph’s University in Philadelphia. He is a member of the board of Educational Impact, LLC, a leading provider of online video content for secondary education professional development.

The Board of Directors of the Company concluded that Mr. Wiegand should serve as a Director of the Company in light of his experience in the merchant services and merchant lending industry. Mr. Wiegand was also appointed to serve as a member of the Company’s Audit Committee, Nominating and Corporate Governance Committee and as member and chair of the Compensation Committee. The Company’s Board of Directors determined that Mr. Wiegand is an independent director for purposes of the rules and regulations of the Securities and Exchange Commission and under the applicable NASDAQ listing standards, and that he has the other qualifications required for service on the Company’s Audit Committee.

There have been no related party transactions between the Company and Mr. Wiegand, and there were no arrangements or understandings between Mr. Wiegand and any other person pursuant to which he was selected as a director.

As a member of the Company’s Audit Committee, Mr. Wiegand will receive an annual retainer of $5,000. As a member of the Company’s Nominating and Corporate Governance Committee, Mr. Wiegand will receive an annual retainer of $2,500. As a Chairman of the Company’s Compensation Committee, Mr. Wiegand will receive an annual retainer of $15,000. Mr. Wiegand will also receive a grant of 15,000 shares of the Company’s common stock per year (pro-rated for any partial calendar year for which he serves), which shares will vest on a quarterly basis during the year of service. The Company will also reimburse Mr. Wiegand for all reasonable out-of-pocket expenses incurred in connection with his attendance at meetings of the Board of Directors and any committees thereof, including, without limitation, travel, lodging and meal expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2019

NET ELEMENT, INC. By: /s/ Jeffrey Ginsberg Name: Jeffrey Ginsberg Title: Chief Financial Officer

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